Exhibit 11.1



                                                   SYKES ENTERPRISES, INCORPORATED
                                        Computation of Pro Forma Net Income (Loss) Per Share

                                                                   Five Months
                                      Years Ended July 31,            Ended         Year Ended         Nine Months Ended
                                                                   December 31,    December 31,    October 1,     September 29,
                                        1993            1994           1994            1995           1995             1996

    Pro forma net income (loss)     $  720,611     $  594,591      $  (178,999)   $  2,224,085    $1,767,518      $  6,040,604
                                     =========     ==========        ==========    ===========     =========        ==========
    PRIMARY:
    Common Shares . . . . . . .     15,951,819     15,951,819       15,951,819      15,951,819    15,951,819        18,392,088
    Convertible preferred
     shares . . . . . . . . . .        448,029        448,029          448,029         448,029       448,029                 0
    Stock option plans:
      Shares under option at
       year end . . . . . . . .        762,000        762,000          762,000         762,000       762,000         1,068,738
      Treasury Shares which
       could be purchased . . .       (287,867)      (287,867)        (287,867)       (267,867)     (267,867)         (280,432)
                                    ----------      ---------       -----------      ---------     ----------       -----------
      Pro forma weighted
       average common and
       common equivalent shares
       outstanding  . . . . . .     16,873,981     16,873,981       16,873,981      16,873,981    16,873,981        19,180,394
                                    ==========     ==========        =========      ==========    ==========        ==========
    Pro forma net income (loss)
      per share . . . . . . . .      $    0.04    $      0.04       $    (0.01)     $     0.13    $     0.10      $       0.32
                                    ==========      ==========      ==========      ==========    ==========        ==========

    FULLY DILUTED:
    Common Shares . . . . . . .     15,951,819     15,951,819       15,951,819      15,951,819    15,951,819        18,392,088
    Convertible preferred
     shares . . . . . . . . . .        448,029        448,029          448,029         448,029       448,029                 0
    Stock option plans:                                                                                                 44,639
      Shares under option at
       year end . . . . . . . .        762,000        762,000          762,000         762,000       762,000         1,068,738
      Treasury Shares which
       could be purchased . . .       (287,867)      (287,867)        (287,867)       (267,867)     (267,867)         (280,432)
                                     ---------     ----------        ---------       ---------    ----------         ---------
      Pro forma weighted
       average common and
       common equivalent shares
       outstanding  . . . . . .     16,873,981     16,873,981       16,873,981      16,873,981    16,873,981        19,225,033
                                    ==========    ===========       ==========      ==========    ==========        ==========
    Pro forma net income
      per share . . . . . . . .     $     0.04     $     0.04      $     (0.01)     $     0.13    $     0.10        $     0.31
                                     =========      =========        =========       =========    ==========         =========
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